EXHIBIT 21.1
Significant Subsidiaries of the Registrant
The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 24, 2006 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

State or Jurisdiction
Name	of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (Asia) Finance Holdings L.L.C.	Delaware
Goldman Sachs (Asia) Finance	Mauritius
Shiga (Delaware) LLC	Delaware
Kiri (Delaware) L.L.C.	Delaware
GS Power Holdings LLC	Delaware
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
Scadbury UK Limited	United Kingdom
Scadbury II Assets Limited	Cayman Islands
Killingholme Generation Limited	United Kingdom
Killingholme Power Limited	United Kingdom
GS Killingholme Cayman Investments Ltd.	Cayman Islands
Goldman Sachs International Bank	United Kingdom
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Goldman Sachs Mortgage Company	New York
GS Financial Services L.P. (Del)	Delaware
Chiltern Trust	Isle of Jersey
Laffitte Participation 10 (1)	France
Laffitte Participation 12	France
GS Longport Investment Corporation	Delaware
GS Oceanside Investments LLC	Delaware
GS Global Funding, Inc.	Delaware
GSGF Investments Inc. (1)	Delaware
Forres LLC	Delaware
Ellon LLC	Delaware
Goldman Sachs Capital Markets, L.P.	Delaware
William Street Equity LLC	Delaware
William Street Funding Corporation	Delaware
GSFS Investments I Corp.	Delaware

State or Jurisdiction
Name	of Entity
GS Capital Funding, Inc. (1)	Delaware
GS Capital Funding (UK) II Limited	United Kingdom
GS Capital Funding (Cayman) Limited	Cayman Islands
Goldman Sachs Investments (Mauritius) I Limited	Mauritius
GS Asian Venture (Delaware) L.L.C.	Delaware
Hull Trading Asia Limited	Hong Kong
Goldman Sachs LLC	Mauritius
JLQ LLC	Cayman Islands
Normandy Funding Corp.	Delaware
Rhys Trust	Isle of Jersey
Sapien Limited	Isle of Jersey
Sargasso Limited	Isle of Jersey
GS Capital Opportunities LLC	Delaware
GS Financing Opportunities LLC	Delaware
GS Strategic Investments Japan LLC	Delaware
GS Diversified Investments Limited	Delaware
Wyndham Investments I Limited	Cayman Islands
Wyndham Investments II Limited(1)	Cayman Islands
ACP Partnership Services	Cayman Islands
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
Goldman Sachs Japan Holdings, Ltd.	Japan
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs Foreign Exchange (Singapore) Pte.	Singapore
J. Aron & Company (Singapore) Pte.	Singapore
Goldman Sachs (Asia) Securities Limited	Hong Kong
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Asset Management Co., LTD.	Japan
Goldman Sachs Hedge Fund Strategies LLC	Delaware
GSEM (DEL) Inc.	Delaware
GSEM (DEL) Holdings, L.P.	Delaware
GSEM Bermuda Holdings, L.P.	Bermuda
GSEM (DEL) LLC	Delaware
GS Equity Markets, L.P.	Bermuda
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Asia) L.L.C.	Delaware
Goldman, Sachs & Co. oHG	Germany
MLQ Investors, L.P.	Delaware
Minato Debt Collection K.K.	Japan
Goldman Sachs Realty Japan Ltd.	Japan
GSCP (DEL) Inc.	Delaware
Goldman Sachs Credit Partners L.P.	Bermuda
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
ELQ Investors, Ltd	United Kingdom
GS European Opportunities Investment Fund B.V. (1)	Netherlands
GS European Strategic Investment Group B.V. (1)	Netherlands
Matterhorn Acquisitions Ltd. (1)	United Kingdom
SSIG SPF ONE LQ, LLC	Delaware
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
Mehetia Inc.	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P.	New York

State or Jurisdiction
Name	of Entity
Spear, Leeds & Kellogg Specialists LLC	New York
GS European Performance Fund Limited	Ireland
Goldman Sachs Bank USA Holdings LLC	Delaware
Goldman Sachs Bank USA	Utah
Commonwealth Annuity And Life Insurance Company	Massachusetts
GSSM Holding II LLC	Delaware
GSSM Holding II Corp.	Delaware
Special Situations Investing Group, Inc.	Delaware
GS Hull Holding, Inc.	Delaware
The Hull Group, L.L.C.	Illinois
SLK-Hull Derivatives LLC	Delaware
Goldman Sachs Canada Inc.	Ontario
Goldman Sachs Holdings (Netherlands) B.V.	Netherlands
Goldman Sachs Mitsui Marine Derivative Products, L.P. (1)	Delaware

(1)	These entities are partially owned by third-party investors.